PARAGON COMMERCIAL BANK

3535 Glenwood Avenue, Raleigh, North Carolina 27612

Loan #

 COMMERCIAL NOTE

Loan Officer CWB

Date: April 11, 2013	Borrower: Chanticleer Holdings, Inc.

Loan Amount: $500,000.00	E Revolving Line of Credit

FOR VALUE RECEIVED, the undersigned, jointly and severally, promise(s) to pay to PARAGON COMMERCIAL BANK ("Bank"), or order, the sum of Five Hundred Thousand and 00/100 Dollars ($500,000.00) or so much as shall have been disbursed from time to time and remains unpaid, including or together with interest at the rate and payable in the manner hereinafter stated. Principal and interest shall be payable at Bank at the address indicated above, or such other place as the holder of this Note may designate.

INTEREST RATE

All payments made on this Note will be applied first to accrued interest and then to principal. Interest will accrue on the unpaid principal balance at the rate set forth below until maturity and will accrue on any unpaid past due interest before maturity and on any unpaid balance after maturity as set forth on the reverse side of this Note.

Interest payable on this Note will be at the per annum rate of:

E Wall Street Journal Prime Rate + 1.00%, with a floor rate of 5.00%

As used in this Note "Wall Street Journal Prime" shall mean the prime rate most recently published in the "Money Rates" section specified in the Eastern Edition of the Wall Street Journal; provided that if more than one such "Prime Rate" is published, the higher of such rate shall be applicable.

Interest will be calculated on the basis of: Actual days/360 day year

All rates except the "Fixed" rate will be subject to change without prior notice at the sole option of Bank and will be effective: As of the date the base rate (Wall Street Journal Prime Rate) changes

Effect of Variable Rate: A change in the interest rate will have the following effect on the payments: The amount of each scheduled payment and the final payment will change.

PRINCIPAL PAYMENT TERMS

Principal (and interest if indicated under Interest Payment Terms below) shall be payable as follows:

Payable in one single payment on April 10, 2014 (herein referred to as "Maturity").

INTEREST PAYMENT TERMS

Interest shall be payable in arrears, as follows:

Payable monthly beginning May 10, 2013 and consecutively on the same calendar day of each such calendar period thereafter.

LATE CHARGE

If any scheduled payment is in default 15 days or more (unless interest on this Note is payable in advance, in which case such period shall be 30 days or more), Obligors agree to pay a late charge equal to 6.00% of the amount of the payment that is in default, but not more than maximum amount allowed by applicable law.

PREPAYMENT

This Note may be prepaid in whole or in part any time without premium.

For partial prepayments, the Bank may, in its sole discretion, apply the prepayment to principal and recalculate the installment payment amount so that equal payments of principal and interest will cause this Promissory Note to be paid in full with the same Maturity date (set forth above). If the Bank decides not to recalculate the installment payment amount, then such prepayment will be applied to the most remote installment then unpaid and shall not otherwise reduce the installment payments coming due prior thereto.

COLLATERAL

SECURED. This Note is secured by collateral described in the following security instruments:

Cross Collateralized and Cross Defaulted with Paragon Commercial Loan #9930000455 to Borrower secured by:

Security agreement(s) dated July 15, 2009 evidenced by UCC-1 filing with North Carolina Secretary of State for a blanket first priority lien on all furnishings, equipment, inventory and other items and types of personal property now owned or hereafter acquired, all the Borrower's general intangibles, Instruments and or investment documents and accounts receivable, whether presently existing or arising in the future, and all the proceeds and products from the foregoing (including insurance proceeds). In addition to the foregoing, the collateral shall also include the Borrower's 11.5% interest in Chanticleer Investors, LLC sole asset: a Convertible Secured Promissory Note dated May 24, 2006 between Robert H. Brooks and any and all amendments thereto ("Security Agreement").

1)	At maturity of this Note, or upon default, Bank is authorized and empowered to apply to the payment hereof, any and all money deposited in Bank in the name of or to the credit of each party, without advance notice, and is authorized to offset any obligation of Bank to any party to the payment hereof.

2)	Collateral securing other loans of each party with Bank may also secure this loan and this loan may also be supported by separate Guaranty Agreement(s).

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SIGNATURES

The undersigned parties are jointly and severally liable for the payment of this Note and have subscribed their names hereto. The provisions printed below are a part of this Note. The provisions of this Note are binding on the heirs, executors, administrators, successors and assigns of each and every party and shall inure to the benefit of the holder, its successors and assigns. This Note is executed under the seal of each of the parties and of the endorsers, if any.

CHANTICLEER HOLDINGS, INC.

By:
/s/ Michael D.Pruitt

Additional Terms and Provisions of Note

DEFAULT. Any of the following shall constitute an event of default: (1) the failure to make when due any payment described herein, whether of principal, interest, or otherwise; (2) the failure of any party hereto to perform any of the terms and conditions written into, the Loan Agreement or security instrument(s) securing this Note or any guaranty agreement or security instrument(s) securing such guaranty agreement which apply to this Note; (3) the death, dissolution, merger, consolidation or termination of existence of any party; or if any party is a corporation with thirty-five (35) or fewer shareholders, the aggregate transfer(s) of voting shares in such party whereby persons or entities not owning on the date hereof, singly or in the aggregate, 50% or more of the voting shares of such party, become the owner(s), singly or in the aggregate, of 50% or more of such voting shares, or if such party is a limited or general partnership, any change in general partnership interest(s) in such party; (4) the application for the appointment of a receiver for any party or the filing of a petition under any provisions of the Bankruptcy Code or Act by or against any party or any assignment for the benefit of creditors by or against any party; (5) the failure of any party to furnish from time to time, at Bank's request, financial information requested with respect to such party without undue delay; (6) a determination by Bank that it deems itself insecure or that an adverse change in the financial condition of any party has occurred since the date hereof; (7) the failure of any party to perform any other obligation to Bank; (8) the termination of any guaranty agreement which applies to this Note; (9) default by Borrower or any guarantor under the terms of any agreement or instrument pursuant to which Borrower or any guarantor has borrowed money from any person; (10) default by Borrower under terms of any instrument or other agreement to which this Agreement or any of the other loan documents are subordinate or which is subordinate to this Agreement or any of the other loan documents.(1 1) default by Borrower or any guarantor in keeping, performing or observing any term, covenant, agreement or condition of any Commitment upon which all or any portion of any indebtedness evidenced by the NOTE was predicated.

LATE CHARGES, EXPENSES AND ACCELERATION. Each party agrees to pay any late charges permitted by applicable law that Bank may, in its discretion, charge for late payments. If this Note is not paid in full whenever it becomes due and payable, each party agrees to pay all costs and expenses of collection, including a reasonable attorney's fee up to the amount of fifteen (15) percent of the then outstanding balance. Upon the occurrence of an event of default, the entire unpaid balance of this Note shall, at the option of Bank, become immediately due and payable, without notice or demand. Failure to exercise the option to accelerate shall not constitute a waiver of the right to exercise same in the event of any subsequent default.

INTEREST. Upon the nonpayment of any payment of interest described herein, the Bank, at its option and without accelerating this Note, may accrue interest on such unpaid interest at the rate(s) applicable hereunder from time to time until maturity of this Note. After maturity of this Note, whether by acceleration or otherwise, interest will accrue on the unpaid principal of this Note and any accrued but unpaid interest shall bear interest at the lesser of (I) the highest contract rate, if any, permitted by applicable law (ii) a rate equal to 18% per annum. Such interest rate shall apply both before and after any judgment hereon.

WAIVER. Each party waives presentment, demand, protest and notice of dishonor, waives any rights which they may have to require Bank to proceed against any other person or property, agrees that without notice to any party and without affecting any party's liability, Bank, at any time or times, may grant extensions of the time for payment or other indulgences to any party or permit the renewal, amendment or modification of this Note, the Loan Agreement or any security instrument(s), or permit the substitution, exchange or release of any security for this Note and may add or release any party primarily or secondarily liable, and agrees that Bank may apply all moneys made available to it from any part of the proceeds from the disposition of any security for this Note either to this Note or to any other obligation of any of the parties to Bank, as Bank may elect from time to time.

PARTIES. Each signatory of this Note is herein sometimes referred to as "Party" or collectively as "Parties" and each agrees to be liable hereunder jointly and severally. This Note shall apply to and bind each party's heirs, personal representatives, successors and assigns. All references in this Note to Bank shall include the holder hereof and this Note shall inure to the benefit of any holder, its successors and assigns.

PARTIES' DUE DILIGENCE. The undersigned acknowledge and represent that they have relied upon their own due diligence in making their own independent evaluations of the purposes for which the proceeds of this Note will be used and of the business affairs and financial condition of all parties hereto, and they will continue to be responsible for making their own appraisals of such matters. The undersigned have not relied upon and will not hereafter rely upon Bank for such information for such appraisal or other assessment or review and, further, will not rely upon any such information which may now or hereafter be prepared by Bank.

CREDIT INVESTIGATION. The Bank is authorized to investigate from time to time the credit of each party and to answer questions relating to the Bank's credit experience with each party.

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PARAGON COMMERCIAL BANK
COMMERCIAL LOAN AGREEMENT

THIS COMMERCIAL LOAN AGREEMENT (the "AGREEMENT") is made this 11th day of April, 2013, between Chanticleer Holdings, Inc. ("BORROWER") whose address is 11220 Elm Lane Suite 203 Charlotte, NC 28277 and Paragon Commercial Bank ("BANK").

RECITAL

BORROWER wishes to acknowledge total borrowings as of the date of this Commercial Loan Agreement from BANK in the principal sum of up to Seven Hundred Thirty Four Thousand One Hundred Thirty and 43/100 DOLLARS ($734,130.43), and BANK is and or has been willing to lend such sum to BORROWER on the terms and conditions herein contained and as may have been contained in any and all previous commitment letters issued by BANK (the "COMMITMENT(s)"), which COMMITMENT(s) also may require or have required one or more guarantors (each a "GUARANTOR") to agree to certain terms and conditions contained therein and in a separate guaranty agreements.

NOW THEREFORE, BANK and BORROWER agree to the premises herein contained as follows:

ARTICLE I - LOAN

Subject to the terms and conditions set forth herein, BANK agrees or has previously agreed to make a loan to BORROWER in the original principal sum of $250,000.00, with a current principal balance of $234,130.43.

Subject to the terms and conditions set forth herein, BANK agrees or has previously agreed to provide an open end line of credit to BORROWER; amounts repaid may be re-borrowed, provided that the aggregate principal amount outstanding at any one time does not exceed $500,000.00.

The indebtedness to be provided pursuant to this AGREEMENT is hereinafter sometimes referred to as the "LOAN".

SECTION 1.1.    NOTE. The LOAN shall be evidenced by BORROWER's Commercial Note dated the same date as this AGREEMENT substantially in the form of Exhibit A attached hereto ("NOTE"), all terms of which are incorporated herein by this reference.

SECTION 1.2.    LOAN DOCUMENTS. The loan documents shall include this AGREEMENT, the NOTE, deed of trust, guaranty agreement, any collateral assignments, and any and all other documents which BORROWER, GUARANTOR or any other party or parties have executed and delivered, or may hereafter execute and deliver to evidence, secure or guarantee the obligations, or any part thereof, as the same may from time to time be extended, amended, restated, supplemented or otherwise modified. The loan documents constitute the entire understanding and agreement between BORROWER and BANK with respect to the transactions arising in connection with the LOAN, and supersede all prior written or oral understandings and agreements between BORROWER and BANK with respect to the matters addressed in the loan documents. In particular, and without limitation, the terms of any commitment by BANK to make the LOAN are merged into the loan documents. Except as incorporated in writing into the loan documents, there are no representations, understandings, stipulations, agreements or promises, oral or written, with respect to the matters addressed in the loan documents. If there is any conflict between the terms, conditions and provisions of this AGREEMENT and those of any other instrument or agreement, including any other loan document, the terms, conditions and provisions of this AGREEMENT shall prevail.

SECTION 1.3.    PREPAYMENT. BORROWER may prepay principal on the indebtedness arising under this AGREEMENT only in accordance with the terms of the NOTE.

SECTION 1.4.    PURPOSE. The proceeds of the LOAN shall be used as identified in each loan approval.

SECTION 1.5.    SECURITY. As security for all indebtedness to BANK, BORROWER grants to BANK a security interest in BORROWER's collateral as identified in each set of loan documents.

SECTION 1.6.    SUCCESSORS AND ASSIGNS.

(a)       Each and every one of the covenants, terms, provisions and conditions of this AGREEMENT and the LOAN documents shall apply to, bind and inure to the benefit of BORROWER, its successors and those assigns of BORROWER consented to in writing by BANK, and shall apply to, bind and inure to the benefit of BANK and the endorsees, transferees, successors and assigns of BANK, and all persons claiming under or through any of them.

(b)       BORROWER agrees not to transfer, assign, pledge or hypothecate any right or interest in any payment or advance due pursuant to this AGREEMENT, or any of the other benefits of this AGREEMENT, without the prior written consent of BANK, which consent may be withheld by BANK in its sole and absolute discretion. Any such transfer, assignment, pledge or hypothecation made or attempted by BORROWER without the prior written consent of BANK shall be void and of no effect. No consent by BANK to an assignment shall be deemed to be a waiver of the requirement of prior written consent by BANK with respect to each and every further assignment and as a condition precedent to the effectiveness of such assignment.

(c)       BANK may sell or offer to sell the LOAN or interests therein to one or more assignees or participants. BORROWER shall execute, acknowledge and deliver any and all instruments reasonably requested by BANK in connection therewith, and to the extent, if any, specified in any such assignment or participation, such assignee(s) or participant(s) shall have the same rights and benefits with respect to the LOAN Documents as such person(s) would have if such person(s) were BANK hereunder. BANK may disseminate any information it now has or hereafter obtains pertaining to the LOAN, including any security for the LOAN, any credit or other information on the BORROWER's property (including environmental reports and assessments), BORROWER, any of Borrower's principals or any GUARANTOR, to any actual or prospective assignee or participant, to BANK's affiliates, to any regulatory body having jurisdiction over BANK, to any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to BORROWER and the LOAN, or to any other party as necessary or appropriate in BANK's reasonable judgment.

SECTION 1.7.    CREDIT LINE PAYOUT. At a time of BORROWER's choosing, but prior to the maturity date of the NOTE, the principal balance of the NOTE for any line of credit must be fully repaid by BORROWER and must remain paid out for NA consecutive days.

ARTICLE II        REPRESENTATIONS AND WARRANTIES

BORROWER makes the following representations and warranties to BANK, which representations and warranties shall survive the execution of this AGREEMENT and the closing and shall be affirmed upon each draw request and any advances of the LOAN.

SECTION 2.1.    LEGAL STATUS. BORROWER is a business entity duly organized and existing under the laws of the State of North Carolina, and is qualified to do business in all jurisdictions in which it conducts its business.

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SECTION 2.2.    NO VIOLATION. The making and performance by BORROWER of this AGREEMENT does not violate any provision of law, and does not result in a breach of or constitute a default under any agreement, indenture or other instrument to which BORROWER is a party or by which BORROWER may be bound.

SECTION 2.3.    AUTHORIZATION. This AGREEMENT has been duly authorized, executed and delivered, and is a valid and binding agreement of BORROWER; and the NOTE to be issued hereunder by BORROWER, upon its execution and delivery in accordance with the provisions of this AGREEMENT, will be a valid and binding obligation of BORROWER in accordance with its terms.

SECTION 2.4.    LITIGATION. There are no pending or threatened actions or proceedings before any court or administrative agency which may adversely affect the financial condition, results of operations, business or properties of BORROWER other than those heretofore disclosed by BORROWER to BANK in writing.

SECTION 2.5.    CORRECTNESS OF FINANCIAL STATEMENTS. The financial statements dated December 31, 2012, heretofore delivered by BORROWER to BANK present fairly the financial condition of BORROWER, and prepared in accordance with sound accounting principles applicable to entities such as the BORROWER, consistently applies as approved by LENDER. As of the date of such financial statements, and since such date, there has been no material adverse change in the condition or operations of BORROWER, nor has BORROWER mortgaged, pledged or granted a security interest in or encumbered any of BORROWER's assets or properties since such date.

SECTION 2.6.    TAXES. BORROWER has filed or caused to be filed all tax returns, reports, estimates and declarations which are required to be filed, and has paid all taxes shown to be due and payable on said returns or on any assessments made against it or any of its property and all other taxes, fees or other charges imposed on BORROWER or any of its property by any governmental authority (other than those the amount or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which reserves in conformity with and prepared in accordance with sound accounting principles applicable to entities such as the BORROWER, consistently applies as approved by LENDER have been established; and no liens have been filed and no claims are being asserted with respect to any such taxes, fees or other charges and no event exists, or will exist at closing which with the giving notice or the lapse of time, or both, would give rise to a lien. Federal tax returns of BORROWER have been audited through BORROWER's tax year ended 2012, and BORROWER has no knowledge of any pending assessments or adjustments of its income tax payable with respect to any year subsequent to that date.

SECTION 2.7.    NO SUBORDINATION. The obligations of BORROWER under this AGREEMENT or the NOTE are not subordinated in right of payment to any other obligation of BORROWER to any other lender or other person, including without limitation any member, manager, shareholder, principal, partner, director, officer, employee or agent of BORROWER.

SECTION 2.8.    PERMITS, FRANCHISES. The BORROWER possesses, and will hereafter possess, all permits, memberships, franchises, contracts, and licenses required and all trademark rights, trade names, trade name rights, patents, patent rights, and fictitious name rights necessary to enable it to conduct the business in which it is now engaged without conflict with the rights of others.

SECTION 2.9    NO DEFAULT CONTRACTUAL OBLIGATIONS. BORROWER is not in default under or with respect to any contractual obligation (including any indebtness) in any respect which could be materially adverse to its businesses, operations, properties, financial or other conditions, or which could materially adversely affect its ability to perform its obligations under the loan documents, and no event exists, or will exist at closing which, with the giving of notice or the lapse of time, or both, would give rise to such a default. To the best of its knowledge, all of the material contractual obligations of BORROWER are valid, binding, and enforceable obligations of all of the parties thereto, in accordance with their respective terms, and, to the best of its knowledge, there are no material disputes between BORROWER and the other parties to such material contractual obligations with respect to such contractual obligations and BORROWER, after taking the LOAN into account, will be able to continue performing its obligations under such contractual obligations.

SECTION 2.10   NO DEFAULT LOAN DOCUMENTS. No default conditions or EVENT OF DEFAULT shall exist at closing and, to the best of BORROWER's knowledge, after due and diligent inquiry, no event exists, or will exist at closing which with the giving of notice or the lapse of time, or both, would give rise to a default condition.

SECTION 2.11   OWNERSHIP OF PROPERTY; LIENS; ETC. BORROWER has good and marketable title in fee simple in and to all of the collateral (including without limitation, the Borrowing Base, as defined in SECTION 3.4(t), if applicable) free and clear of any and all liens, security interests, claims, demands, off-sets, contingencies or other outstanding interests, whether legal or equitable, except for liens and interests, if any, approved by BANK.

SECTION 2.12    DISCLOSURE. Neither this AGREEMENT, the other loan documents, nor any representation, certificate, statement or other documents furnished to BANK prior to or contemporaneous with the execution and delivery of this AGREEMENT by BORROWER contains any untrue statement of any material fact or omits disclosure of any material fact necessary to make the statement contained herein misleading. There is no material fact known to BORROWER which has not been disclosed to BANK in writing which affects in a materially adverse manner the property, business, prospects, profits or condition (financial or otherwise) of BORROWER, or the ability of BORROWER to fully perform this AGREEMENT and the other loan documents to which it is a party, and any all other transactions contemplated herein.

SECTION 2.13    COLLATERAL AND COMPLIANCE. All of the collateral and all other property that is necessary for the full use and enjoyment of the collateral is in material compliance with all governmental and regulatory orders, directives, rules and regulations, including zoning, subdivision, and environmental rules and regulations, and will be operated in such manner to remain in material compliance with such laws until the LOAN is paid and satisfied in full.

SECTION 2.14    NO MATERIALLY ADVERSE CONTRACTS ETC. BORROWER is not subject to any charter or corporate restriction or legal restrictions, or any judgment, decree, order, rule, regulations or any other requirement of law which has or is expected in the future to have a material adverse effect on the business, assets, or financial condition or prospects of BORROWER. BORROWER is not a party to any contract or agreement which has or is expected to have any material adverse effect on the business, assets, financial conditions or prospects of any of them.

SECTION 2.15    NAME. BORROWER operates its business and owns its assets only under its name used herein.

SECTION 2.16    ENVIRONMENTAL COMPLIANCE. BORROWER has not conducted any activity on any real property owned or leased by it, or otherwise in its possession or control, involving the generation, treatment, storage or disposal of hazardous waste, other than activities in the normal course of its business (and as to such activities in the normal course of business, it is in compliance in all material respects with all requirements of law), nor has any previous owner conducted any such activities. BORROWER's records do not now, nor to its best knowledge, have they ever revealed any discharge, spill, or disposal of any hazardous substances, hazardous waste or oil at, on or under any of the aforementioned real property. There has not been any notice or violation, administrative penalty, civil or criminal action, claim, lien or any administrative or legal action or notice of same by any person whatsoever (including any governmental authority) against BORROWER of any of the aforementioned real property relating to any hazardous substances, hazardous waste, oil, or any other environmental matters. The soil, surface water and ground water on, under or about said real property are free from hazardous substances, hazardous waste and oil.

ARTICLE III        CONDITIONS PRECEDENT

The obligation of BANK to make any advance hereunder is subject to the fulfillment of the following conditions:

SECTION 3.1.    APPROVAL OF BANK COUNSEL. All legal matters incidental to each advance hereunder shall be satisfactory to BANK counsel.

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SECTION 3.2.    REPRESENTATIONS AND WARRANTIES. The representations and warranties made by BORROWER which are contained herein and/or in any certificate, document, or financial or other statement furnished at any time under or in connection herewith, shall be correct and as of closing, as if made on and as of such date, and on and as of the date of each advance or disbursement of LOAN proceeds.

SECTION 3.3    NO DEFAULT OR EVENT OF DEFAULT. No default condition or EVENT OF DEFAULT shall have occurred and be continuing as of closing or after giving effect to the LOAN to be made at closing, nor shall a default condition or EVENT OF DEFAULT exist as of the date of any disbursement or advance of LOAN proceeds.

SECTION 3.4.    DOCUMENTATION. BORROWER shall have delivered to BANK in form and substance satisfactory to BANK the following described documents:

(a)            Loan Documents. BANK shall have received fully executed and, if necessary, recorded or filed, originals of the loan documents required by the COMMITMENT, this AGREEMENT and/or as may be otherwise required by BANK to evidence the LOAN and to create and perfect the lien and security interest in the collateral required herein.

(b)            Supporting Documentation. All of the conditions listed in this SECTION 3.3, in the COMMITMENT and elsewhere in this AGREEMENT shall have been completed and/or satisfied, including, without limitation, perfection in favor of BANK of the lien and security interest in all of the collateral as required herein.

(c)            UCC-11 Search Results. BANK shall have received current UCC-11 search results from such local and state filing offices verifying any judgments, liens or pending cases as BANK may request, each showing no liens or encumbrances against any of the collateral.

d)            Taxes. BORROWER shall have delivered to BANK evidence that the ad valorem taxes on any real property that is a part of the collateral have been paid through the most recent calendar year and information as to tax parcel identification numbers, tax rates, estimated tax values and the identities of the taxing authorities.

(e)            Licensee and Permits. BORROWER shall have received copies of all material licenses and permits respecting BORROWER's business that are necessary for the conduct thereof.

(f)            Insurance. BORROWER shall have delivered to BANK evidence that BORROWER and such other persons as required by BANK have obtained each of the insurance policies required under this AGREEMENT together with satisfactory evidence of premium payments.

(g)           Current Financial Statements. BORROWER shall have delivered to BANK complete and current financial statements, all as required by and in form satisfactory to BANK.

(h)           Taxpayer Identification Number. BORROWER shall have supplied to BANK its federal taxpayer identification numbers and/or social security numbers.

(i)           Authority Documents. BANK shall have received from BORROWER and from such other persons as BANK may request, documents evidencing their respective authority to enter into this LOAN and loan documents, as applicable, together with certificates of authority and/or good standing and borrowing certifications as BANK and its counsel deem appropriate.

0)            Opinion of BORROWER's Counsel. BANK shall have received from BORROWER's counsel a written legal opinion regarding, as applicable, the organization and operation of BORROWER, the enforceability of the loan documents and such other matters as BANK may reasonably request, such opinion to be in form and substance satisfactory to BANK.

(k)           Borrowing Base Report. NA

SECTION 3.5    ORIGINATION FEE AND OTHER FEES. BORROWER shall have paid to BANK the origination fee or commitment fee as may be required in the COMMITMENT and all other fees and costs and expenses to be paid by BORROWER at or before closing, as provided in the COMMITMENT.

SECTION 3.6    BANK ACCOUNTS. As a condition of the LOAN, BORROWER or a related entity agrees to establish and maintain their primary depository account with BANK. BORROWER or such related entity agrees to maintain deposits with BANK based on this relationship and during the term of the LOAN.

SECTION 3.7    ADDITIONAL MATTERS. All other documents and legal matters in connection with the transactions contemplated by this AGREEMENT shall be received by BANK in form and substance satisfactory to BANK and its counsel and such counsel shall have received all information and such counterpart originals, or certified or other such copies of such documents, as such counsel may reasonably request.

SECTION 3.8    GENERAL. Without imposing any obligation or undertaking by BANK or its counsel and without acknowledging compliance with the representations and warranties or waiving strict compliance by BORROWER with all of the terms and conditions of the AGREEMENT and the materiality of all of the representations and warranties of BORROWER, BANK or BANK's counsel shall retain the right to be satisfied that all matters required to be performed in connection with this transaction have been performed in such a manner that the LOAN funds can be advanced, the lien and security position of BANK perfected in the collateral and that no event exists which will jeopardize the LOAN or the prospect of payment of the LOAN or the payment or performance of any of BORROWER's obligations in this AGREEMENT or any other loan documents.

ARTICLE IV        AFFIRMATIVE COVENANTS

BORROWER covenants that so long as BORROWER is indebted to BANK under this AGREEMENT, and until the payment in full of the NOTE issued hereunder, BORROWER will:

SECTION 4.1.   PUNCTUAL PAYMENT. Punctually pay the interest and principal of the NOTE at the times and place in the manner specified in the NOTE.

SECTION 4.2    PRIORITY PAYMENTS. Make payments of principal and interest due under this AGREEMENT and the NOTE before making any payments of (a) principal and interest to any non-related party creditor and (b) principal and interest to any shareholder, partner, member or other related party of BORROWER.

SECTION 4.3.    ACCOUNTING RECORDS. Maintain adequate books and accounts in accordance with sound accounting principles applicable to entities such as the Borrower, consistently applied as approved by Lender. BORROWER shall permit any representative of BANK, at any reasonable time, to inspect, audit and examine such books and inspect the properties of BORROWER.

SECTION 4.4.    FINANCIAL STATEMENTS. Furnish BANK: From time to time such other information as BANK may reasonably request.

SECTION 4.5.    EXISTENCE. Preserve and maintain its existence and all of its rights, privileges and franchises; conduct its business in an orderly, efficient, and regular manner; and comply with the requirements of all applicable laws, rules, regulations and orders of a governmental authority.

SECTION 4.6.    INSURANCE. Maintain and keep in force insurance of the types and in amounts customarily carried in lines of business similar to BORROWER's, including but not limited to fire, public liability, property damage, flood, contents coverage and workers' compensation, carried in companies and in amounts satisfactory to BANK; and BORROWER shall deliver to BANK from time to time at BANK's request schedules setting forth all insurance then in effect.

SECTION 4.7.    FACILITIES. Keep all BORROWER's properties useful or necessary to BORROWER's business in good repair and condition, and from time to time make necessary repairs, renewals and replacements thereto so that BORROWER's property shall be fully and efficiently preserved and maintained.

SECTION 4.8.    TAXES AND OTHER LIABILITIES. Pay and discharge when due any and all indebtedness, obligations, assessments, taxes, including federal and state income taxes and real and personal property taxes, except such as BORROWER may in good faith contest or as to which a bona fide dispute may arise; provided provision is made to the satisfaction of BANK for eventual payment thereof in the even that it is found that the same is an obligation of BORROWER.

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SECTION 4.9.    LITIGATION. Promptly give notice in writing to BANK of any litigation pending or threatened in excess of $10,000.00.

SECTION 4.10.   FINANCIAL CONDITION. Maintain BORROWER's financial condition according to the following schedules: NA

SECTION 4.11    CROSS COLLATERAL. BORROWER Agrees, and GUARANTOR will agree, that any collateral securing the LOAN will also secure any other indebtedness of BORROWER or GUARANTOR to BANK and that any other collateral pledged as security for any other obligation of BORROWER or GUARANTOR to BANK will also secure their respective obligations under this AGREEMENT.

SECTION 4.12.   DOCUMENTARY STAMP TAXES. Pay or reimburse BANK on demand for all present and future documentary stamp taxes, if any, required by any jurisdiction as a condition of filing a financing statement, deed of trust or other agreement covering collateral which is the subject of this AGREEMENT.

SECTION 4.13.   NOTICE TO BANK. Promptly give notice in writing to BANK of (1) the occurrence of any EVENT OF DEFAULT: (2) any change in the location of any collateral for the LOAN, name of BORROWER, and in the case of an organization, any change in name, identity or corporate structure; or (3) any uninsured or partially uninsured loss through fire, theft, liability or property damage in excess of an aggregate of $25,000.00.

SECTION 4.14.   WAIVER OF TRIAL BY JURY. To the extent permitted by law, it is mutually agreed by and between the BORROWER and BANK that the respective parties waive trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other or any matter whatsoever arising of or in any way connected with this AGREEMENT.

SECTION 4.15.   DEATH OF THE GUARANTOR. Notwithstanding anything to the contrary in the body of any of the loan documents, it is understood that the death of any natural person who is a GUARANTOR shall constitute an EVENT OF DEFAULT., provided however, that the BORROWER and any parties offer and consummate an alternative guaranty structure acceptable to the BANK, which shall consist of the execution of the same unconditional guaranty agreement as initially executed by the deceased GUARANTOR by an individual, individuals, entity or entities, or with any changes to the guaranty agreement as may be required by law and satisfactory to the BANK. The BANK reserves the right to require documentation evidencing the authority of the substitute or alternative GUARANTOR or GUARANTORs including, without limitation, trust agreements, partnership agreements, corporate resolutions and operating agreements, and to require an opinion of counsel acceptable to the BANK that the guaranty or guaranties have been duly authorized, executed and delivered and are valid and enforceable in accordance with their terms if the alternative GUARANTOR is not an individual or natural person. The party's or the parties' failure to deliver and execute such alternative guaranty agreement or agreements shall entitle the BANK, at its option and in BANK's sole discretion, to call the LOAN due and payable in full, such failure being an EVENT OF DEFAULT under the NOTE and the LOAN documents.

ARTICLE V        NEGATIVE COVENANTS

BORROWER further covenants that so long as BORROWER is indebted to BANK under this AGREEMENT, and until payment in full of the NOTE issued hereunder, BORROWER shall not, without prior written consent of BANK:

SECTION 5.1.    USE OF FUNDS. Use any of the proceeds of the NOTE except for the purpose(s) stated in SECTION 1.4.

SECTION 5.2.   CAPITAL EXPENDITURE LIMITATION. Make any additional investment in fixed assets in any one fiscal year in excess of an aggregate of NA.

SECTION 5.3.    LEASE EXPENDITURES; MAXIMUM LEASES. During the term of the LOAN, BORROWER will not enter into any lease agreement which would cause or require the total amount of annual lease expenditures incurred by the BORROWER on all leases to exceed NA per fiscal year, without the prior written approval of BANK..

SECTION 5.4.    OTHER INDEBTEDNESS. Create, incur, assume, guaranty, become contingently liable for, or permit to exist any other liabilities or other indebtedness resulting from borrowings, loans or advances, whether secured or unsecured, except short-term borrowings from BANK and the liabilities of BORROWER to BANK for money borrowed hereunder, nor shall BORROWER knowingly grant or permit liens on or security interests in any of BORROWER's assets.

SECTION 5.5.    MERGER, CONSOLIDATION, SALE OF ASSETS. Merge into or consolidate with any corporation or other entity, or acquire all or substantially all of the assets of any other corporation or entity; or sell, lease, assign, transfer or otherwise dispose of all or substantially all of its assets.

SECTION 5.6.    GUARANTEES. Guarantee or become liable in any way as surety, endorser (other than as endorser of negotiable instruments in the ordinary course of business) or accommodation endorser or otherwise for the debt or obligations of any other person or entity.

SECTION 5.7.    LOANS, ADVANCES, INVESTMENTS. Make any loans or advances to, or investments in, any person or entity, including officers, directors, stockholders, managers, members, partners or employees of BORROWER.

SECTION 5.8.    DIVIDENDS, DISTRIBUTIONS. Declare or pay any dividend either in cash, stock or other property; or redeem, retire, purchase or otherwise acquire any shares of any class of BORROWER's stock or any other equity interest in BORRROWER now or hereafter outstanding. During the term of the LOAN, BORROWER may not purchase or redeem any shares of its capital stock, declare or pay any dividends, or make any other distribution, loan or payment to any stockholder, member, partner, officer or employee in excess of NA in any fiscal year, other than normal salaries and amounts needed to pay actual income taxes paid by the individual owners resulting from the BORROWER's income reported on their personal tax returns.

SECTION 5.9.    OFFICER AND DIRECTOR COMPENSATION. Pay any compensation to any past, present or future shareholder, director, officer, manager, member, partner or employee, whether through salary, bonus, or otherwise, in excess of NA. During the term of the LOAN, the sum of all salaries, bonuses, fringe benefits or other compensation paid by BORROWER to all officers shall not exceed $ NA without the prior written consent of BANK.

SECTION 5.10    CHANGE IN FISCAL YEAR. Change its fiscal year without the consent of the BANK.

SECTION 5.11    CHANGE OF CONTROL. Make or suffer a change of ownership or change in management that effectively changes control of BORROWER from the current ownership or management.

ARTICLE VI        DEFAULT

SECTION 6.1.    EVENTS OF DEFAULT. The following shall constitute EVENTS OF DEFAULT:

(a)	Default by BORROWER in any payment of principal or interest under the NOTE subject to any applicable grace or cure periods stated in the NOTE.

(b)	Any representation or warranty made by BORROWER hereunder shall prove to be at any time incorrect in any material respect.

(c)	Default by BORROWER in the performance of any other non-payment covenant or agreement contained herein.

(d)	Default by BORROWER or GUARANTOR under the terms of any agreement or instrument pursuant to which BORROWER or GUARANTOR has borrowed money from any person.

(e)	The entry of any judgment or levy of any attachment, execution or other process against the assets of BORROWER, and such judgment be not satisfied, or such levy or other process be not removed within twenty (20) days after the entry or levy thereof, or at least five (5) days prior to the time of any proposed sale under any such judgment or levy.

(f)	BORROWER or any GUARANTOR shall be adjudicated as bankrupt or insolvent, or shall consent to or apply for the appointment or a receiver, trustee or liquidator of itself or any of its property, or shall admit in writing its inability to pay its debts generally as they become due, or shall make a general assignment for the benefit of creditors, or shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization or arrangement in a proceeding under any bankruptcy law, or BORROWER or its directors, majority stockholders, partners, managers or members shall take action looking into the dissolution or liquidation of BORROWER.

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(g)	BORROWER's breach of or default under any of or default under any of the terms, conditions or covenants contained in this AGREEMENT.

(h)	The actual or threatened demolition, injury or waste to the collateral, or any part thereof, which, in the sole opinion of BANK, may impair its value, or the actual or threatened decline in value of the collateral or any part thereof;

(i)	The insolvency of BORROWER, or any party comprising BORROWER, GUARANTOR, or any person obligated for payment of the LOAN.

Q)	BORROWER's default under terms of any instrument or other agreement to which this AGREEMENT or any of the other loan documents are subordinate or which is subordinate to this AGREEMENT or any of the other loan documents.

(k)	Default by BORROWER or GUARANTOR in keeping, performing or observing any term, covenant, agreement or condition of any COMMITMENT upon which all or any portion of any indebtedness evidenced by the NOTE was predicated.

(I)	Any false statement, misrepresentation or withholding of facts by BORROWER, and/or by any GUARANTOR, any principal, shareholder, partner, member, manager, director, officer, employee or any other person in any loan application or other document provided by BORROWER and/or any other person to BANK or its agents, including any misrepresentation made in this AGREEMENT, or in any representation or statement made by BORROWER and/or any other person to BANK or its agents, as to any matter relied upon by BANK in evaluating whether to extend credit and financing to BORROWER.

(m)	A determination by BANK that the prospect of payment or performance by BORROWER, GUARANTOR, and/or any other person under all or any of the loan documents is insecure or that a material adverse change in the financial condition of BORROWER, GUARANTOR, and/or any person obligated for payment of the LOAN has occurred since the date of this AGREEMENT.

(n)	The death, dissolution, merger, consolidation or termination of existence of any BORROWER, GUARANTOR, and/or any person obligated for payment of the LOAN; or if any BORROWER, GUARANTOR, and/or any person obligated for payment of the LOAN is a corporation with thirty-five (35) or fewer shareholders, the aggregate transfer(s) of voting shares in such BORROWER, GUARANTOR, and/or any person obligated for payment of the LOAN whereby persons or entities not owning on the date hereof, singly or in the aggregate, 50% or more of the voting shares of such BORROWER, GUARANTOR, and/or any person obligated for payment of the LOAN, become the owner(s), singly or in the aggregate, 50% or more of the voting shares of such BORROWER, GUARANTOR, and/or any person obligated for payment of the LOAN, or if such party is a limited or general partnership, any change in general partnership interest(s) in such BORROWER, GUARANTOR, and/or any person obligated for payment of the LOAN.

SECTION 6.2.    REMEDIES UPON DEFAULT. Upon the occurrence of any EVENT OF DEFAULT, with respect to any personal property, collateral or fixtures, BANK shall have all of the rights and remedies of a secured party under the North Carolina Uniform Commercial Code. Without in any way limiting the generality of the foregoing, BANK shall also have the following specific rights and remedies:

(a)	Any indebtedness of BORROWER under this AGREEMENT or the NOTE, any of the NOTE to the contrary notwithstanding, shall, at BANK's option and without notice, become immediately due and payable without presentment, notice or demand, all of which are hereby expressly waived by BORROWER; and the obligation, if any, of the BANK to permit further borrowings hereunder shall immediately cease and terminate.

(b)	To take immediate possession of all equipment, inventory, fixtures, and any or all other collateral securing the LOAN, whether now owned or hereafter acquired, without notice, demand, presentment, or resort to legal process, and, for these purposes, to enter any premises where any of the collateral is located and remove the collateral therefrom or render it unusable.

(c)	To require BORROWER to assemble and make the collateral available to BANK at a place to be designated by BANK which is also reasonably convenient to BORROWER.

(d)	To retain the collateral in satisfaction of any unpaid principal or interest on the LOAN or sell the collateral at public or private sale after giving such notice, as the BANK deems necessary, of the time and place of the sale and with or without having the collateral physically present at the place of the sale.

(e)	To make any repairs to the collateral which BANK deems necessary or desirable for the purposes of sale.

(f)	To exercise any and all rights of set-off which BANK may have against any account, fund, or property of any kind,tangible or intangible, belonging to BORROWER which shall be in BANK's possession or under its control.

(g)	BANK shall have the right to collect receivables, endorse checks, collect rents, issues, profits and revenues assigned to BANK as collateral for the LOAN, to appoint a receiver or other third party to inspect the books and records of BORROWER and to evaluate collateral, at BORROWER's expense, and to contact all account parties and direct them to pay BANK directly.

(h)	BANK shall have the right to the appointment of a receiver to collect the rents and profits from the property and collateral assigned to BANK to secure LOAN, without consideration of the value thereof or the solvency of any person liable for the payment of the amounts then owing. BANK, at its option, in lieu of an appointment of a receiver, shall have the right to do all those things the receiver could have done. If such receiver should be appointed, or if there should be a sale of the property and collateral by foreclosure, the BORROWER or any person in possession of the property and collateral, as tenant or otherwise, shall become a tenant at will of the receiver or of the purchaser and may be removed by a writ of ejectment, summary ejectment or other lawful remedy.

(i)	The exercise by the BANK of any right or remedy granted to the BANK or to any receiver or trustee in law or equity, or by this or any other document shall not be deemed an irrevocable election of remedies thereby precluding the BANK or any receiver or trustee from exercising or pursuing any other right or remedy granted to the receiver, the trustee or BANK under this or any other document or at law or in equity. All remedies contained herein or in any other separate agreement executed contemporaneously with the execution of this AGREEMENT, including without limitation any assignment, security agreement, mortgage, deed of trust, or other security instrument, are intended to be cumulative.

ARTICLE VII        MISCELLANEOUS

SECTION 7.1.    WAIVER. No delay or failure of BANK, or any holder of the NOTE, in exercising any right, power or privilege hereunder shall affect such right, power or privilege; nor shall any single or partial exercise thereof or any abandonment or discontinuance of steps to enforce such a right, power or privilege. The rights and remedies of BANK hereunder are cumulative and not exclusive. Any waiver, permit, consent or approval of any kind by BANK, or any holder of the NOTE, of any breach or default hereunder, or any such waiver of any provisions or conditions hereof, must be in writing and shall be effective only to the extent set forth in writing.

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SECTION 7.2.    NOTICES. All notices, requests and demands given to or made upon the respective parties shall be deemed to have been given or made when deposited in the mail, postage prepaid, and addressed as follows:

BORROWER:	Chanticleer Holdings, Inc.
11220 Elm Lane Suite 203
Charlotte, NC 28277

BANK:	Paragon Commercial Bank
3535 Glenwood Avenue
Raleigh, North Carolina 27612

SECTION 7.3.    ATTORNEY'S FEES. BORROWER will reimburse BANK for all costs, expenses and reasonable attorneys' fees expended or incurred by BANK in administering and enforcing this AGREEMENT, in actions for declaratory relief in any way related to this AGREEMENT, or in collecting any sum which becomes due the BANK on the NOTE.

SECTION 7.4.    NORTH CAROLINA LAW APPLICABLE. This AGREEMENT and the NOTE shall be construed in accordance with the laws of the State of North Carolina. BORROWER and any member, manager, general partner, or GUARANTOR of BORROWER each irrevocably consents to the jurisdiction of any Federal or State court within the State of North Carolina, and submits to venue in the State of North Carolina, and each also consents to service of process by any means authorized by Federal law or the law of the State of North Carolina. Without limiting the generality of the foregoing, each of BORROWER, or any member, manager, general partner and GUARANTOR of BORROWER hereby waives and agrees not to assert by way of motion, defense, or otherwise in such suit, action, or proceeding, any claim that (i) BORROWER or any such member, manager, general partner and GUARANTOR is not subject to the jurisdiction of the courts of the State of North Carolina or the United States District Court for North Carolina; or (ii) such suit, action, or proceeding is brought in an inconvenient forum; or (iii) the venue of such suit, action, or proceeding is improper.

SECTION 7.5.   FURTHER ASSURANCES; POWER OF ATTORNEY. At any time, and from time to time, upon request by BANK, BORROWER will, at BORROWER's expense: (a) correct any defect, error or omission which may be discovered in the form or content of any of the loan documents; (b) make such further assurances as may be required by BANK; and (c) make, execute, deliver and record, or cause to be made, executed, delivered and recorded, any and all further instruments, certificates and other documents as may, in the opinion of BANK, be necessary or desirable in order to complete, perfect or continue and preserve the lien and security position of the BANK. Upon any failure by BORROWER to do so, BANK may make, execute and record any and all such instruments, certificates and other documents for and in the name of Borrower, all at the sole expense of Borrower, and BORROWER hereby irrevocably appoints the BANK as its attorney-in-fact, this power of attorney being coupled with an interest, in order that BANK may administer the LOAN and exercise the rights and remedies contained in this AGREEMENT and in any related loan documents and assignments by BORROWER at any time, including without limitation after the occurrence of an EVENT OF DEFAULT under this AGREEMENT or other loan documents as may be prescribed by BANK under SECTION 3.3 of this AGREEMENT or otherwise required by BANK.

SECTION 7.6    ARBITRATION AND DISPUTE RESOLUTION. (a) Arbitration. Except to the extent expressly provided below, any dispute under this AGREEMENT or other loan document shall, upon the request of either party, be determined by binding arbitration in accordance with the Federal Arbitration Act, Title 9, United States Code (or if not applicable, the applicable state law), the then-current rules for arbitration of financial services disputes of the American Arbitration Association ("AAA"), and the other terms and conditions set forth in this SECTION 7.6 below. In the event of any inconsistency with AAA rules, the terms and conditions of this AGREEMENT shall control. The filing of a court action is not intended to constitute a waiver of the right of BORROWER or BANK, including the suing party, thereafter to require submittal of the dispute to arbitration. Any party to this AGREEMENT may bring an action, including a summary or expedited proceeding, to compel arbitration of any dispute in any court having jurisdiction over such action. The arbitration shall be administered by AAA, who will appoint a single arbitrator. If AAA is unwilling or unable to administer the arbitration, or if AAA is unwilling or unable to enforce or legally precluded from enforcing any and all provisions of this AGREEMENT, then any party to this Agreement may substitute another arbitration organization that has similar procedures to AAA and that will observe and enforce any and all provisions of this AGREEMENT. All arbitration hearings will be commenced within ninety (90) days of the demand for arbitration and completed within ninety (90) days from the date of commencement; provided, however, that upon a showing of good cause, the arbitrator shall be permitted to extend the commencement of such hearing for up to an additional sixty (60) days. The judgment and the award, if any, of the arbitrator shall be issued within thirty (30) days of the close of the hearing. The arbitrator shall provide a concise written statement setting forth the reasons for the judgment and for the award, if any. The arbitration award, if any, may be submitted to any court having jurisdiction to be confirmed and enforced, and such confirmation and enforcement shall not be subject to arbitration. Any dispute concerning this arbitration provision, including any such dispute as to the validity or enforceability of this provision, or whether a Dispute is arbitrable, shall be determined by the arbitrator; provided, however, that the arbitrator shall not be permitted to vary the express provisions of these terms and conditions or the reservation of rights set forth in subsection (b). The arbitrator shall have the power to award legal fees and costs pursuant to the terms of this AGREEMENT.

(b) Reservations of Rights. Nothing in this AGREEMENT shall be deemed to (i) limit the applicability of any otherwise applicable statutes of limitation and any waivers contained in this AGREEMENT, or (ii) apply to or limit the right of BANK (A) to exercise self help remedies such as (but not limited to) setoff, or (B) to foreclose judicially or nonjudicially against any real or personal property collateral, or to exercise judicial or nonjudicial power of sale rights, (C) to obtain from a court provisional or ancillary remedies such as (but not limited to) injunctive relief, writ of possession, prejudgment attachment, or the appointment of a receiver, or (D) to pursue rights against a party to this AGREEMENT in a third-party proceeding in any action brought against BANK in a state, federal or international court, tribunal or hearing body (including actions in specialty courts, such as bankruptcy and patent courts). BANK may exercise the rights set forth in clauses (A) through (D), inclusive, before, during or after the pendency of any arbitration proceeding brought pursuant to this AGREEMENT. Neither the exercise of self help remedies nor the institution or maintenance of an action for foreclosure or provisional or ancillary remedies shall constitute a waiver of the right of any party, including the claimant in any such action, to arbitrate the merits of the dispute occasioning resort to such remedies. No provision in the loan documents regarding submission to jurisdiction and/or venue in any court is intended or shall be construed to be in derogation of the provisions in any loan document for arbitration of any-dispute.

IN WITNESS WHEREOF, the Parties hereto have caused this AGREEMENT to be executed under seal the day and year ifrst herein ove wri1tsrt; .7

Paragon

(SEAL)

Charles W. Bartz, Senior Vice President

Version Date 10/7/09

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CHANTICLEER HOLDINGS, INC.

By:/s/Michael D. Pruitt
President/CEO

(SEAL)

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UNCONDITIONAL GUARANTY

Date:	April 11, 2013

OBLIGOR(S):	Chanticleer Holdings, Inc.
ADDRESS:	4201 Congress Street Suite 145
Charlotte, NC 28210

GUARANTOR(S):	Michael D. Pruitt
ADDRESS:

OBLIGEE:	PARAGON COMMERCIAL BANK
4725 Piedmont Row Drive Suite 200
Charlotte, North Carolina 28210

WHEREAS, the above OBLIGOR(S) (hereinafter jointly and severally termed "Customer") desire(s) to obtain extensions of credit and/or a continuation of credit extensions and/or to engage in business transactions and enter into various contractual relationships and otherwise to deal with Paragon Commercial Bank (hereinafter termed "Bank"); and

WHEREAS, Bank is unwilling to extend or continue to extend credit to and/or to engage in business transactions and enter into various contractual relationships with, and otherwise to deal with Customer unless it receives an unconditional and continuing, joint and several guaranty from the above identified, undersigned GUARANTOR(S) (each, any and all of whom is hereinafter termed "Guarantor"), covering all "Obligations of Customer," as hereinafter defined.

NOW, THEREFORE, in consideration of the premises and of other good and valuable consideration, and in order to induce Bank, from time to time, in its sole discretion to extend or continue to extend credit(with or without security) to and/or to engage in business transactions and enter into various contractual relationships with Customer (without limiting the generality of the foregoing, this Guaranty is being given in order to induce Bank to lease and/or sell real, personal and/or mixed property to Customer, to purchase or discount any Acceptances, Accounts, Chattel Paper, Checks, Contracts, Contract Rights, Drafts, General Intangibles, Instruments, Investment Securities, Land Contracts, Purchase Money Security Agreements (Conditional Sale Contracts of real and/or personal property), Real and/or Personal Property Leases, or any other instruments or evidences of indebtedness (with or without recourse) upon which Customer, jointly or severally, is or may be liable as maker, co-maker, endorser, acceptor, guarantor, surety or otherwise and otherwise to deal with Customer), Guarantor (jointly and severally, if more than one) hereby absolutely and unconditionally guarantees to Bank and its successors and assigns, the due and punctual payment of all indebtedness, obligations and liabilities of said Customer to Bank, and all claims of Bank against the Customer primary or secondary (whether by way of endorsement or otherwise), whether now existing or hereafter arising, whether arising out of contract(s), tort(s) or otherwise, whether created directly with Bank or acquired by Bank through assignment, endorsement or otherwise: whether matured or unmatured; whether absolute or contingent; whether joint or several; whether secured or unsecured; whether monetary or nonmonetary; whether liquidated or unliquidated, as and when the same become due and payable (whether by acceleration or otherwise), in accordance with the terms of any instruments, accounts receivable, security agreements, land and/or other contracts, drafts, leases, chattel paper, debts, obligations or liabilities evidencing any such indebtedness, obligations, liabilities, or claims, including all renewals, extensions, substitutions and/or modifications thereof (all indebtedness, obligations and liabilities of the Customer to Bank and claims of Bank against Customer, including all of the foregoing, being hereinafter collectively termed "Obligations of Customer") provided, however, that the liability, jointly and severally, of the undersigned Guarantors hereunder, at any one time outstanding, with respect to the aggregate principal amount of the "Obligations of Customer," shall not exceed the sum of money here specified (the "Specified Amount"), plus, in addition to the Specified Amount, Guarantors shall also be liable for payment of all interest or finance charges thereon, costs of court, default interest thereon, late payment charges and the reasonable attorneys' fees of Bank, to wit:

Five Hundred Thousand and 00/100 Dollars ($500,000.00)

Further, if the Obligations of Customer or this Guaranty are referred to an attorney-at-law, including Bank's in-house counsel, for collection, whether or not suit is commenced, Guarantor expressly hereby agrees to pay, in addition to the Specified Amount, all expenses of collection, including, without limitation, reasonable attorneys' fees. Guarantor hereby stipulates and agrees that, if suit is instituted, up to and not in excess of fifteen percent (15%) of the total amount(s) due hereunder and remaining unpaid at the time suit is instituted by Bank shall be deemed to be the "reasonable attorneys' fees."

In order to implement the foregoing and as additional inducements to Bank, Guarantor further covenants and agrees:

1.	This guaranty is and shall remain an unconditional and continuing guaranty of payment and not of collection, shall remain in full force and effect irrespective of any interruption(s) in the business or other dealings and relations of Customer with Bank and shall apply to and guarantee the due and punctual payment and performance of all "Obligations of Customer" due by Customer to Bank. To that end, Guarantor hereby expressly waives any right to require Bank to bring any action against any Customer or any other person(s) or to require that resort be had to any security or to any balance(s) of any deposit or other account(s) or debt(s) or credit(s) on the books of Bank in favor of Customer or any other person(s) and without limiting the generality of the foregoing, undersigned Guarantor herewith expressly waives any rights he otherwise might have had under the provisions of G.S. §26-7, et seq. and/or other laws to require Bank to attempt to recover against Customer and/or to realize upon any securities or collateral security which Bank holds for the Obligations of Customer. Any Guarantor may, by a written notice, delivered personally to or received by certified or registered United States Mail by an officer of Bank actually involved in the transactions being guaranteed hereby, at the address of Bank first above given, terminate this Guaranty with respect to all "Obligations of Customer" incurred or contracted by Customer, acquired by Bank, or otherwise arising more than thirty (30) business days after the date on which such written notice is so delivered to or received by said Bank officer. Such written notice of termination shall be the sole and exclusive method for terminating this Guaranty as to future Obligations of Customer and notwithstanding termination, this Guaranty and all security given for this Guaranty and/or the Obligations of Customer shall remain in full force and effect as to all Obligations of Customer incurred, existing, or arising in any manner pre-termination, including, without limitation, all Obligations of Customer then existing or thereafter arising under loan commitments which exist pre-termination and all Obligations of Customer under lines of credit and/or revolving lines of credit for advances both pre- and post-termination.

2.	TIME IS OF THE ESSENCE HEREOF. Any notice(s) to Guarantor shall be sufficiently given, if mailed to the first above stated address(es) of Guarantor.

3.	This Guaranty Agreement constitutes the entire agreement between the parties with respect to this Guaranty, and no waivers or modifications shall be valid unless they are reduced to writing, duly executed by the party to be charged thereby, and expressly approved in writing by an officer of Bank actually involved in the transactions being guaranteed hereby. This Guaranty does not terminate, cancel, supersede, renew, or substitute for any existing guarantee to Bank by any Guarantor, unless expressly provided herein, and the execution and delivery hereafter to Bank by any Guarantor of a new guarantee shall not terminate, cancel, supersede, or be a renewal or substitution for this Guaranty, unless expressly provided therein, and all rights and remedies of Bank hereunder, under any existing guarantee, or under any guarantee hereafter given to Bank by any Guarantor shall be cumulative and may be enforced singly or concurrently.

4.	If any process is issued or ordered to be served upon Bank, seeking to seize Customer's and/or Guarantor's rights and/or interests in any bank account(s), such bank account(s) shall be deemed to have been and shall be set-off against any and all "Obligations of Customer" and/or all obligations and liabilities of Guarantor hereunder, as of the time of the issuance of any such writ or process, whether or not Customer, Guarantor and/or Bank shall then have been served with notice thereof.

5.	All moneys available to and/or received by Bank for application toward payment of (or reduction of) the "Obligations of Customer" may be applied by Bank to such individual debt(s) in such manner, and apportioned in such amount(s) and at such time(s), as Bank, in its sole discretion, may deem suitable or desirable.

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6.	As security for any and all liabilities of Guarantor hereunder, now existing or hereafter arising, Guarantor hereby grants Bank a security interest in any and all moneys or other property (i.e., goods and merchandise, as well as all documents relative thereto, also, funds, investment securities, choses in action and any and all other forms of property, whether real, personal or mixed, and any right, title, or interest of Guarantor therein or thereto) and/or the proceeds thereof, which have been or may hereafter be, deposited or left with Bank (or with any agent or other third party acting on Bank's behalf) by or for the account or credit of Guarantor, including (without limitation of the foregoing), any property in which Guarantor may have any interest. Further, where any obligation of Guarantor is due and unpaid Bank hereunder, Bank is herewith authorized to exercise its right of Set-Off or "Bank Lien" as to any moneys deposited in demand, checking, time, savings, or other accounts of any nature maintained in and with it by any of the undersigned, without advance notice. Such right of Set-Off shall also be applicable and exercised by Bank, in its sole discretion, where Bank is indebted to any Guarantor by reason of any Certificate(s) of Deposit, Bond(s), Note(s) or otherwise.

7.	Guarantor acknowledges that any termination of liability hereunder, as provided for in paragraph 1 above shall not terminate this Guaranty as to existing Obligations of Customer nor release Guarantor from full liability for "Obligations of Customer" hereby guaranteed and then in existence including, without limitation, all Obligations of Customer then existing or thereafter arising under loan commitments which exist pretermination and all Obligations of Customer under lines of credit and for revolving lines of credit for advances subsequent to the effective date of termination, or from full liability for renewal(s) or extension(s) of the "Obligations of Customer" in whole or in part, whether such renewals or extensions are made before or after the effective date of such termination, and with or without notice to Guarantor, and for substitution therefor, or modifications thereof,

8.	The termination of the Guaranty by one or more Guarantors, or the release, settlement or compromise by Bank with respect to any one or more Guarantors, shall not affect the obligations or liability of the remaining Guarantors hereunder, and as to the remaining Guarantors, this Guaranty shall continue in effect as if such Guarantors had been the only Guarantors executing this Guaranty.

9.	Guarantor agrees that his liability hereunder shall not be diminished by any failure on the part of Bank to perfect or continue perfection of (by filing, recording or otherwise) any security interest(s) it may have in any property securing this Unconditional Guaranty and/or the "Obligations of Customer" secured hereby and hereunder.

10.	Guarantor further hereby consents and agrees that Bank may at any time, or from time to time, in its sole discretion: (i) renew, extend or otherwise change the time of payment, and/or the manner, place or terms of payment of any or all of the "Obligations of Customer" or otherwise modify the Obligations of Customer; (ii) grant indulgences generally from time to time to the Customer and/or any other person liable for the "Obligations of Customer"; (iii) exchange, release and/or surrender all or any of the collateral security, or any part(s) thereof, by whomsoever deposited, which is or may hereafter be held by it or in which it has a lien or security interest in connection with all or any of the "Obligations of Customer" and/or any liabilities or obligations of Guarantor hereunder; (iv) sell or otherwise dispose of and/or purchase all or any of any such collateral at public or private sale, or to or through any investment securities broker, and after deducting all costs and expenses of every kind for collection, preparation for sale, sale or delivery, the net proceeds of any such sale(s) or other disposition may be applied by Bank upon all or any of the "Obligations of Customer"; and (v) settle or compromise with the Customer, any insurance carrier and/or any other person(s) liable thereon, any and all of the "Obligations of Customer," and/or subordinate the payment of all or any part of same, to the payment of any other debts or claims, which may at any time(s) be due or owing to Bank and/or any other person(s); all in such manner and upon such terms as Bank may deem proper and/or desirable, and without notice to or further assent from Guarantor, it being agreed that Guarantor shall be and remain bound upon this Unconditional Guaranty, irrespective of the existence, value or condition of any collateral, or the impairment of any collateral (to include, without limitation, failure to perfect a security interest in collateral), or the unenforceability of any of the Obligations of Customer or the discharge of or release of Customer from liability for any of the Obligations of Customer and notwithstanding any such change, exchange, settlement, compromise, surrender, release, sale or other disposition, application, renewal or extension and notwithstanding also that the "Obligations of Customer" may at any time(s) exceed the aggregate principal sum hereinabove prescribed (if any such limiting sum appears). If Bank should request Guarantor to consent to any of the foregoing, such request and/or consent by Guarantor shall not constitute a waiver by Bank of the provisions of this paragraph which permit such actions without Guarantor's consent, nor of any other provision of this Guaranty relating to acts or inactions of Bank and such request and/or consent shall not create a course of dealing between Bank and Guarantor that would require the consent of Guarantor to any of the foregoing in the future. Further, this Guaranty shall not be construed to impose any obligation on Bank to extend or continue to extend credit or otherwise deal with Customer at any time.

11.	If Customer is an organization, this Guaranty covers all "Obligations of Customer" purporting to be created or undertaken on behalf of such organization by any officer, partner, manager, employee, or agent of such organization, without regard to the actual authority of any such officer, partner, manager, employee, or agent, whether or not corporate or partnership resolutions, proper or otherwise, are given by any Customer to Bank, and/or whether or not such purported organizations are legally chartered or organized.

12.	This Unconditional, Continuing Guaranty shall be binding upon Guarantor, and the heirs, executors, administrators, successors and assigns of Guarantor; and it shall inure to the benefit of, and be enforceable by Bank, and its successors, transferees and assigns. The death of Guarantor shall not terminate any liability hereunder. This Unconditional Guaranty shall remain in force after Guarantor's death until written notice of termination, sent by a legal representative of Guarantor, is received by Bank as set forth in paragraph 1 above and such termination shall be limited as provided in paragraphs 1 and 7 above.

13.	This Unconditional Guaranty shall be deemed to have been made under and shall be governed by the Laws of the State of North Carolina in all respects, including matters of construction, validity and performance. Further, all terms or expressions contained herein which are defined in Articles 1, 3, or 9 of the North Carolina Uniform Commercial Code shall have the same meaning herein as in said Articles of said Code.

14.	No waiver by Bank of any default(s) by Guarantor or Customer shall operate as a waiver of any other default or of the same default on a future occasion. If more than one person has signed this Guaranty, such parties are jointly and severally obligated hereunder. Further, use of the masculine or neuter pronoun herein shall include the masculine, feminine or neuter, and also the plural. The term "Guarantor," as used herein, shall (if signed by more than one person) mean the "Guarantors and each of them." If any Guarantor shall be a partnership or a limited liability company, the obligations, liabilities and agreements on the part of such Guarantor shall remain in full force and effect and fully applicable notwithstanding any changes in the individuals composing the partnership or the limited liability company. Further, the term "Guarantor" shall include in such event any altered or successive partnerships or limited liability companies, it being also understood that the predecessor partnership(s) or LLC(s) and their partners or members and managers shall not thereby be released from any obligations or liabilities hereunder. Bank, or any other holder hereof, may correct patent errors in this Guaranty.

15.	Guarantor hereby waives: (i) notice of acceptance of this Guaranty; (ii) notice(s) of extensions of credit and/or continuations of credit extensions to Customer by Bank; (iii) notice(s) of entering into and engaging in business transactions and/or contractual relationships and any other dealings between Customer and Bank; (iv) presentment and/or demand for payment of any of the "Obligations of Customer"; (v) protest or notice of dishonor or default to Guarantor or to any other person with respect to any of the "Obligations of Customer" or with respect to any security therefor; (vi) all other notices to which Guarantor might otherwise be entitled; (vii) any demand for payment under this Guaranty; (viii) any defense of any kind which the Customer might have; and (ix) application of any other defenses available to Guarantor.

16.	Anything contained herein to the contrary notwithstanding, if for any reason the effective rate of interest on any of the Obligations of Customer should exceed the maximum lawful contract rate, the effective rate of such obligation(s) shall be deemed reduced to and shall be such maximum lawful contract rate, and any sums of interest which have been collected in excess of such maximum lawful contract rate shall be applied as a credit against the unpaid principal balance due hereunder.

17.	In the event any provision(s) of this instrument should be left blank or incomplete, Guarantor hereby authorizes and empowers Bank to supply and complete the necessary information to complete or fill in the blank provision(s).

18.	Should any one or more provisions of this Unconditional Guaranty be determined to be illegal or unenforceable by a court of competent jurisdiction, the other provisions shall remain in full force and effect.

19.	In the event of a change in, or amendment or modification of the legal status or existence of the Customer, this Guaranty shall continue and shall also cover the indebtedness of the Customer under the new or amended status, according to the terms hereof guaranteeing the Obligations of the original Customer.

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20.	The obligation of any Guarantor executing this Unconditional Guaranty shall not be dependent upon the subsequent execution hereof by any other person.

21.	Guarantor shall provide Bank with such financial information as Bank may from time to time request. Any statement of account or records that bind the Customer shall be binding against the Guarantor and the records of Bank maintained in the ordinary course of its business with respect to the Obligations of Customer shall be binding on Guarantor in all respects, including, without limitation, the extent and nature of the Obligations of Customer and the liabilities of Guarantor under this Guaranty.

22.	Guarantor warrants and covenants that Guarantor has made such inquiries as Guarantor deems necessary in order to ascertain the financial condition of Customer, and has, in fact, ascertained the financial condition of Customer and is satisfied with such financial condition, that Guarantor has adequate means to obtain from Customer, on a continuing basis, information concerning the financial condition of Customer, and that Guarantor has not relied, and will not rely, on Bank to provide such information, now or in the future.

23.	Guarantor agrees that in the event judgment or any court order or administrative order for turnover or recovery is entered against Bank (whether by consent, compromise, settlement or otherwise) for, or Bank is required or agrees to repay (i) the amount of any monetary payment or transfer of any property (whether real, personal or mixed, tangible or intangible, or the value thereof) made to Bank by or on behalf of the Customer and/or Guarantor for credit to the Obligations of Customer, or (ii) the amount of any set-off(s) exercised by Bank and credited to Obligations of Customer, then in such event (and notwithstanding the prior discharge or satisfaction in whole or in part of any or all Obligations of Customer due Bank or the written or stamped notation of cancellation, release or satisfaction affixed to this Guaranty or any instrument of indebtedness evidencing the Obligations of Customer, or any prior notice of the termination of this Guaranty as to future debts of Customer) the amount or value of any such payments, property or set-off(s) recovered from Bank shall be deemed to be Obligations of Customer and this Guaranty and the liabilities of Guarantor hereunder shall be automatically revived and reinstated and shall continue and remain in full force and effect as to the same, together with interest thereon from date of recovery at the rate(s) applicable to the Obligations of Customer to which such payments, transfers or set-off(s) were credited, costs of court, and the reasonable attorneys' fees incurred by Bank in connection therewith.

24.	Guarantor further expressly waives, for Bank's benefit and the benefit of Customer and any other guarantor, maker or endorser of the Obligations of Customer, any and all rights of recourse against Customer, or any other guarantor, maker, or endorser of the Obligations of Customer, or property or assets of the same, arising out of any payment made under or pursuant to this Guaranty, including any claim of subrogation, reimbursement, exoneration, contribution or indemnity that the undersigned Guarantor may have against the Customer, any other guarantor, or maker or endorser of the Obligations of Customer. Guarantor will not enter into any contract or agreement in violation of the provisions hereinabove, and any such purported contract or agreement shall be void ab initio.

25.	EVENTS OF DEFAULT. Guarantor shall be in default under this Unconditional Guaranty upon the happening of any of the following events, circumstances or conditions, to wit::

(a)	Default in the payment or performance of any of the obligations or of any covenant, warranty or liability contained or referred to herein, or contained in any other contract or agreement of Customer and/or Guarantor with Bank, whether now existing or hereafter arising; or

(b)	Any warranty, representation or statement made or furnished to Bank by or on behalf of Customer and/or Guarantor, in connection with this Guaranty Agreement or to induce Bank to extend credit or otherwise deal with Customer and/or Guarantor proving to have been materially false in any material respect when made or furnished; or

(c)	Death, dissolution, termination of existence, insolvency, business failure, appointment of a receiver of any part of the property of, assignment for the benefit of creditors by, or the commencement of any proceeding under any State or Federal Bankruptcy or insolvency laws by or against Guarantor and/or Customer; or

(d)	Failure of a Customer and/or Guarantor which is a legal entity to maintain its existence in good standing; or

(e)	Upon the entry of any monetary judgment or the assessment and/or filing of any tax lien against either Customer and/or Guarantor or upon the issuance of any writ of garnishment or attachment against any property of, debts due or rights of Customer and/or Guarantor, to specifically include the commencement of any action or proceeding to seize moneys of either Customer and/or Guarantor on deposit in any bank account with Bank; or

(f)	If Bank should otherwise deem itself, any security interests, its collateral or property, or the "Obligations of Customer" guaranteed hereby and hereunder and/or the liability of Guarantor hereunder unsafe or insecure, or should Bank, in good faith, believe that the prospect of payment or other performance by Customer and/or Guarantor is impaired.

26.	REMEDIES ON DEFAULT. Upon the occurrence of any of the foregoing events, circumstances, or conditions of default, all of the obligations evidenced herein and secured or guaranteed hereby shall immediately be due and payable without notice. Further, Bank shall then have all of the rights and remedies granted hereunder, all of the rights and remedies of a Secured Party and/or Holder-in-Due Course under the North Carolina Uniform Commercial Code and/or under other laws of North Carolina.

27.	Guarantor acknowledges that Guarantor has read this Guaranty and fully understands the rights granted to Bank herein, and the waiver of rights of Guarantor. Guarantor further acknowledges that each of the terms contained herein is a material inducement to Bank to extend credit to the Customer and is necessary in order for the Bank to fully realize the benefits of Bank's bargained for agreement with the Customer and Guarantor.

This Guaranty is secured by: N/A

IN WITNESS WHEREOF, this Guaranty is executed (i) if by individuals, by hereunto setting their hands under seal by adoption of the word "SEAL" appearing next to the individuals' names, (ii) if by a corporation, by the duly authorized officers of the corporation on its behalf under seal by adoption of the facsimile seal printed hereon for such purpose or, if an impression seal appears hereon, by affixing such impression seal, (iii) if by a partnership, by the duly authorized partners of the partnership on its behalf under seal by adoption of the word "SEAL" appearing next to the name of the partnership and/or the signatures of the partners, or (iv) if by a limited liability company, by the duly authorized member or manager of the limited liability company on its behalf under seal by adoption of the word "SEAL" appearing next to the name of the limited liability company and/or the signatures of the members or managers, on the day and year first above written.

(SEAL)

/s/ Michael D. Pruitt, an Individual

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PARAGON COMMERCIAL BANK

BUSINESS RESOLUTION AND AUTHORIZATION

For Accounts, Borrowing, and other Transactions

(This document may be referred to herein as the "Authorization")

Chanticleer Holdings, Inc.

Date: April 11, 2013	Tax Identification No.:

1.           Certification of Business Entity and Adoption of Banking Resolutions. The undersigned, whether one or more, hereby certify to Paragon Commercial Bank (the "Bank") that Chanticleer Holdings, Inc. is the correct legal name of a business (hereinafter sometimes referred to as the "Business"), which Business is organized as a:

Check One:

® Corporation	☐ General Partnership	☐ Limited Partnership
☐ Limited Liability Company	☐ Joint Venture	☐ Sole Proprietorship

The undersigned further certify that the following is the trade name of the Business, if different from the legal name: NA

The undersigned further certify to the Bank that the following resolutions are a true, correct, and complete copy of the resolutions adopted at a meeting of the governing body of the Business (Board of Directors, Members, Managers, or Partners, as applicable to the Business) duly and properly called and held on NA. Such resolutions appear in the minutes of this meeting, have not been rescinded or modified, and remain in full force and effect:

"The Business resolves that,

A.	The Bank is designated as a depository for the funds of the Business and to provide other financial accommodations indicated in this resolution.

B.	This resolution shall continue to have effect until express written notice of its rescission or modification has been received and recorded by the Bank. Any and all prior resolutions adopted by governing body (Board of Directors, Members, Managers, Partners, as applicable) of the Business and certified to the Bank as governing the operation of the Business's account(s) are in full force and effect until the Bank receives and acknowledges an express written notice of its revocation, modification or replacement. Any revocation, modification or replacement of a resolution must be accompanied by documentation, satisfactory to the Bank, establishing the authority for the changes.

C.	The signature of an Agent on this resolution is conclusive evidence of their authority to act on behalf of the Business. Any Agent, so long as they act in a representative capacity as an Agent of the Business, is authorized to make any and all other contracts, agreements, stipulations and orders which they may deem advisable for the effective exercise of the powers indicated in this Authorization, from time to time with the Bank, subject to any restrictions on this resolution or otherwise agreed to in writing.

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D.	All transactions, if any, with respect to any deposits, withdrawals, rediscounts and borrowings by or on behalf of the Business with the Bank prior to the adoption of this resolution are hereby ratified, approved and confirmed.

E.	The Business agrees to the terms and conditions of any account agreement, properly opened by any Agent of the Business. The Business authorizes the Bank, at any time, to charge the Business for all checks, drafts, or other orders, for the payment of money, that are drawn on the Bank, so long as they contain the required number of signatures for this purpose.

F.	The Business acknowledges and agrees that the Bank may furnish at its discretion automated access devices to Agents of the Business to facilitate those powers authorized by this resolution or other resolutions in effect at the time of issuance. The term "automated access device" includes, but is not limited to, credit cards, automated teller machines (ATM), and debit cards.

G.	The Business acknowledges and agrees that the Bank may rely on alternative signature and verification codes issued to or obtained from the Agent(s) named on this resolution. The term "alternative signature and verification codes" includes, but is not limited to, facsimile signatures on file with the Bank, personal identification numbers (PIN), and digital signatures. If a facsimile signature specimen has been provided on this resolution (or that are filed separately by the Business with the Bank from time to time) the Bank is authorized to treat the facsimile signature as the signature of the Agent(s) regardless of by whom or by what means the facsimile signature may have been affixed so long as it resembles the facsimile signature specimen on file. The Business authorizes each Agent to have custody of the Business's private key used to create a digital signature and to request issuance of a certificate listing the corresponding public key. The Bank shall have no responsibility or liability for unauthorized use of alternative signature and verification codes unless otherwise agreed in writing."

2.           Certification of Authority. The undersigned certify to the Bank that:

A.	I am authorized to act on behalf of the Business.

B.	I am authorized and directed to execute an original or a copy of this Authorization to Bank, and anyone else requiring a copy.

C.	Business is properly formed and validly existing under the laws of North Carolina and that Business has the power and authority to conduct business and other activities as now being conducted.

D.	Business has the power and authority to adopt this Authorization and to confer the powers granted in this Authorization, the designated Agents have the power and authority to exercise the actions specified in this Authorization, and Business properly adopted these authorizations and appointed the Agents and me to act on its behalf.

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E.	Business will not use any new trade or fictitious name without Bank's prior written consent and will preserve Business' existing legal name, trade names, fictitious names and franchises.

F.	Business will notify Bank before reorganizing, merging, consolidating, recapitalizing, dissolving or otherwise materially changing ownership, management or organizational form.

3.           General Authorization. I certify that the Business authorizes and agrees that:

A.	Bank is designated to provide Business the financial accommodations indicated in this Authorization.

B.	All prior transactions obligating Business to Bank by or on behalf of Business are ratified by execution of this Authorization.

C.	Any Agent, while acting on behalf of Business, is authorized, subject to any expressed restrictions, to make all other arrangements with Bank which are necessary for the effective exercise of the powers indicated within this Authorization.

D.	The signatures of the Agents are conclusive evidence of their authority to act on behalf of Business.

E.	Unless otherwise agreed to in writing, this Authorization replaces any earlier related Authorization and will remain effective until Bank receives and records an express written notice of its revocation, modification or replacement. Any revocation, modification or replacement of this authorization must be accompanied by documentation, satisfactory to Bank, establishing the authority for the change.

F.	Bank may verify credit history of Business by obtaining a credit report from a credit reporting agency or any other necessary means.

4.           Specific Authority. The following Officers or Agents of the Business are authorized to act on behalf of the Business in carrying out the purposes of this Authorization:

Name and Title or Position	Signature
(Type or Print)

/s/ Michael D. Pruitt
President, CEO	x

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5.           Powers Granted. Business authorizes the designated Officers or Agents to act as indicated (Authorize one or more Agents to each power by placing the letter corresponding to their name in the area before each power. Following each power indicate the number of Agent signatures required to exercise the power.):

Indicate A,B,C,			Indicate number of
D,E. and/or F	Description of Power		Signatures required

A	(1)	Exercise all of the powers listed in this resolution.	One

	(2)	Open any deposit or share account(s) in the name of the Business.

	(3)	Sign or endorse checks and orders for the payment or deposit of money, or otherwise withdraw or transfer funds on deposit with Bank.

	(4)	Borrow money on behalf and in the name of the Business, sign, execute and deliver promissory notes or other evidence of indebtedness.

	(5)	Pledge, mortgage or otherwise create security interests in any property held by or belonging to the Business and have full authority to endorse, assign, and guarantee the same, on behalf of the Business.

	(6)	Endorse, assign, transfer, mortgage or pledge bills receivable, warehouse receipts, bills of lading, stocks, bonds, real estate or other property now owned or hereafter owned or acquired by the Business as security for sums borrowed, and to discount the same, unconditionally guarantee payment of all bills received, negotiated or discounted and to waive demand, presentment, protest, notice of protest and notice of non-payment.

	(7)	Guarantee to the Bank the prompt payment of obligations of the Business and execute in the name of the Business such guaranty or surety contracts as the Bank may require.

	(8)	Enter into agreements for a lock box, night depository or a written lease for the purpose of renting, maintaining, accessing and terminating a Safe Deposit Box at the Bank.

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(9)	Enter into any pre-authorized electronic funds transfer agreements (using an ATM card, debit card, code or similar means), internet banking agreement, or commercial wire transfer agreements.

(10)	Receive and acknowledge receipt of funds, whether payable to the Business or an Agent.

(11)	Sign or endorse using facsimile signatures adopted by the Business. Bank may rely on those facsimile signatures that resemble the specimens periodically on file with the Bank, regardless by whom or by what means the signatures were affixed.

(12)	Periodically amend, renew, substitute or terminate any agreements or arrangements with Bank that relate to this Authorization.

(13)	To execute a guaranty by the Business of the debts or obligations of Chanticleer Holdings, Inc.

(14)	Other:

6.            Limitations on Powers. The following are express limitations on the powers granted under this Resolution: NA

All previous resolutions and certifications in conflict herewith relating to the Bank are superseded.

IN WITNESS WHEREOF, (i) each individual signing this instrument has set his or her hand and adopted as his or her seal the word "SEAL" set forth beside his or her name, intending this to be a sealed instrument, (ii) each other entity has caused this instrument to be executed in its name by a person or persons duly authorized and, if a corporation, its corporate seal to be affixed hereto, otherwise having adopted the word "SEAL" set forth beside its name as its seal, intending this to be a sealed instrument, all by authority duly given, and all as of the date of this Resolution and Authorization.

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We, the undersigned, do hereby certify that the foregoing is a true and correct copy of a resolution adopted at a meeting of the Board of Directors of this Corporation, the original of which is duly recorded in the corporate minute book, and we do further certify that the foregoing resolution does not violate any prohibition, limitations or provisions contained in the Articles of Incorporation or Bylaws of this Corporation.

Chanticleer Holdigj s, Inc.

By:     /s/ Michael D. Pruitt

President, CEO

Attest: Corporate Secretary

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We. the undersigned, do hereby certify that the foregoing is a true and correct copy of a resolution adopted at a meeting of the Board of Directors of this Corporation, the original of which is duly recorded in the corporate minute book, and we do further certify that the foregoing resolution does not violate any prohibition, limitations or provisions contained in the Articles of Incorporation or Bylaws of this Corporation.

Chanticleer Holdings, Inc.

/s/ Michael D. Pruitt,

President, CEO

Attest: Corporate Secretary

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